Exhibit 99.1

ANTARES PHARMA REPORTS SECOND QUARTER 2019 OPERATING AND FINANCIAL RESULTS

Record Quarterly Revenue of $28.4 Million—Double Second Quarter 2018 Revenue

The Company Increases Full Year 2019 Revenue Guidance to a Range of $100.0 to $110.0 Million

EWING, NJ, August 6, 2019 — Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”) today reported operating and financial results for the second quarter ended June 30, 2019. The Company reported revenue of $28.4 million and a net loss per share of $0.01 for the quarter ended June 30, 2019. The Company also reported record six-month year-to-date revenue of $51.7 million.

“Our second quarter and year-to-date revenue growth is a terrific example of how Antares, as both a pharma company with proprietary products and as a valuable device partner to other pharma companies, is delivering results in both core areas of our business,” said Robert F. Apple, President and Chief Executive Officer of the Company. “We had an outstanding second quarter and first half of 2019 as we continue to build a diverse revenue stream fueled by recently launched XYOSTED, the generic epipen, the Makena auto injector and royalty revenue that have combined to propel our growth for the quarter.” Mr. Apple added, “Our commercial organization is executing on the XYOSTED launch plan and I am pleased to report that we have recorded monthly double-digit percentage prescription increases since launch. We are executing on our strategy to drive top-line revenue growth from a diverse business mix and we believe this growth trend will continue and is why we are increasing our full-year 2019 revenue guidance.”

Second Quarter 2019 and Recent Highlights

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Reported second quarter 2019 revenue of $28.4 million, an increase of 101% compared to the same period last year. Generated second quarter product revenue of $20.6 million, an increase of 86% compared to the same period last year. Second quarter royalty revenue was $5.6 million as compared to $1.3 million reported in the same period last year, a 335% increase. Cash and cash equivalents were $40.2 million at June 30, 2019.

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Received $2.5 million in the second quarter from Ferring Pharmaceuticals in connection with the previously announced sale of the ZOMAJET™ needle-free delivery system. The Company anticipates closing the transaction and receiving the final installment of $2.5 million in the second half of 2019. The gain on the sale of the needle free product line was previously recorded in the fourth quarter of 2018.

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Executed an amendment to the existing loan and security agreement with Hercules Capital Inc. to increase the available debt capital by $25 million for a term loan of up to $50 million. The first tranche of $25 million was funded upon execution of the original loan agreement in June 2017 and a second tranche of $15 million was funded upon execution of the amended agreement in June 2019, for a total of $40 million.

•	Terminated the At-The-Market (“ATM”) equity offering facility effective July 6, 2019. The Company did not utilize the ATM in the second quarter of 2019.

•	Entered into a new lease agreement for office, laboratory, manufacturing and warehousing space in Minnesota to support the strategic growth initiatives of the Company.

Second Quarter and Year-to-Date Financial Results

Total revenue represents revenue generated from product sales, development activities and royalties. Total revenue was $28.4 million for the three months ended June 30, 2019, compared to $14.2 million for the comparable period in 2018, a 101% increase.    For the six months ended June 30, 2019, total revenue was $51.7 million, compared to $26.9 million for the comparable period in 2018, a 93% increase.

Product sales represent sales of our proprietary products and devices or device components to our partners. Product sales were $20.6 million for the three months ended June 30, 2019, compared to $11.1 million for the comparable period in 2018, an 86% increase. For the six month period ended June 30, 2019, product sales were $38.9 million, compared to $22.0 million for the comparable period in 2018, a 77% increase.

Sales of our proprietary products XYOSTED® and OTREXUP® generated revenue of $9.0 million and $13.8 million for the three and six months ended June 30, 2019, respectively, as compared to $3.8 million and $7.7 million for the three and six months ended June 30, 2018, respectively. The increase in proprietary product sales for the three and six months ended June 30, 2019 as compared to the three and six months ended June 30, 2018 were principally attributable to sales of XYOSTED®, which was launched for commercial sale in late 2018.

We sell devices, components and fully assembled and packaged product to our partners Teva, AMAG and Ferring. Partnered product sales were $11.6 million and $7.3 million for the three months ended June 30, 2019 and 2018, respectively, and $25.2 million and $14.3 million for the six months ended June 30, 2019 and 2018, respectively. The increase in sales of partnered products for the three and six months ended June 30, 2019 as compared to the same period in 2018 is primarily attributable to sales of auto injector devices to Teva for use with their Epinephrine Injection USP, an increase in sales of Sumatriptan Injection USP and teriparatide pen injector devices to Teva, and sales of needle-free devices to Ferring. We will stop supplying needle-free devices after the completion of the Ferring transaction, which is expected to close in the second half of 2019.

Licensing and development revenue includes license fees received from partners for the right to use our intellectual property and amounts earned in joint development arrangements with partners under which we perform development activities or develop new products on their behalf. Licensing and development revenue was $2.2 million and $3.2 million for the three and six month periods ended June 30, 2019, respectively, compared to $1.8 million and $3.0 million for the comparable periods in 2018, respectively. Licensing and development revenue for the three and six month periods was primarily from Teva teriparatide and Pfizer rescue pen development programs.

Royalties are recognized based on in-market sales of products sold by our partners. Royalty revenue was $5.6 million for the three months ended June 30, 2019 compared to $1.3 million for the same period in 2018, a 335% increase. For the six month period ended June 30, 2019, royalty revenue was $9.6 million, compared to $1.8 million for the comparable period in 2018, a 451% increase. The significant increases in royalty revenue for the three and six month periods were primarily attributable to royalties recognized from AMAG on their net sales of the Makena® subcutaneous auto injector and from Teva on their net sales of Epinephrine Injection USP, which was launched in late 2018.

Operating expenses were $17.6 million for the second quarter of 2019 compared to $11.1 million in the comparable period of 2018. Total operating expenses for the six months ended June 30, 2019 were $34.9 million as compared to $22.2 million for the comparable period in 2018. The increase in operating expenses for the three and six month periods of 2019 was primarily attributable to additional sales and marketing expenses associated with the launch of XYOSTED®.

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Net loss was $2.2 million for the second quarter of 2019, compared to $4.5 million in the comparable period in 2018, and $7.8 million for the six months ended June 30, 2019 compared to $10.7 million in the comparable period of 2018, a reduction of 28%. Net loss per share was $0.01 and $0.05 for the three and six month periods ended June 30, 2019, respectively, and $0.03 and $0.07 for the comparable periods in 2018, respectively.

At June 30, 2019, cash and cash equivalents were $40.2 million compared to $27.9 million at December 31, 2018. During the second quarter of 2019, the Company amended the existing loan and security agreement with Hercules Capital and borrowed an additional $15 million upon execution of the agreement.

2019 Financial Guidance

The Company is raising full year 2019 revenue guidance to a range of $100.0 million to $110.0 million, from a previous range of $95.0 million to $105.0 million.

Conference Call, Call Replay and Webcast

Antares executives will provide a Company update and review second quarter 2019 financial results via webcast and conference call today, August 6, 2019, at 8:30 a.m. ET (Eastern Time). The webcast of the conference call, which will include a slide presentation, can be accessed through the link located on the “For Investors” section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”. Alternatively, callers may participate in the audio portion of the conference call by dialing toll free 1-888-220-8451, or 1-323-794-2588. Callers should reference the Antares Pharma conference call or conference identification code 1360837. Callers can access the slide presentation on the “For Investors” section of the Company’s website under “Webcasts & Presentations”. A telephone replay of the conference call will be available from 11:30 a.m. ET on Tuesday, August 6, 2019 through 11:30 a.m. ET on Thursday, September 5, 2019. To access the replay, callers should dial 1-888-203-1112 or 1-719-457-0820 and enter passcode 1360837.

About Antares Pharma

Antares Pharma, Inc. is a combination drug device company focused primarily on the development and commercialization of self-administered parenteral pharmaceutical products using advanced drug delivery auto injector technology. The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. and Pfizer Inc. (Pfizer). Antares Pharma’s proprietary products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: market acceptance, adequate reimbursement coverage and commercial success of XYOSTED™ and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; future market acceptance and revenue from Makena® subcutaneous auto injector; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including projects with Teva and Pfizer and our proprietary programs for ATRS-

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1701 and our development program for the use of subcutaneous methotrexate for the treatment of ectopic pregnancy; actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; successful completion of the transaction with Ferring International Center, S.A.; continued growth in product, development, licensing and royalty revenue; achievement of the updated 2019 revenue guidance; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation with Hercules Capital; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

TABLES FOLLOW

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ANTARES PHARMA, INC.

Table 1 – CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Increase	June 30,		Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Revenue:
Product sales	$20,620	$11,095	86%	$38,920	$22,044	77%
Licensing and development revenue	2,239	1,785	25%	3,154	3,070	3%
Royalties	5,574	1,282	335%	9,645	1,751	451%

Total revenue	28,433	14,162	101%	51,719	26,865	93%
Cost of Revenue	12,441	6,960	79%	23,387	14,146	65%

Gross profit	15,992	7,202	122%	28,332	12,719	123%

Research and development	2,494	3,230	(23)%	4,881	6,130	(20)%
Selling, general and administrative	15,087	7,883	91%	30,022	16,119	86%

Total operating expenses	17,581	11,113	58%	34,903	22,249	57%

Operating loss	(1,589)	(3,911)	(59)%	(6,571)	(9,530)	(31)%
Other expense	(637)	(609)	5%	(1,194)	(1,183)	1%

Net loss	$(2,226)	$(4,520)	(51)%	$(7,765)	$(10,713)	(28)%

Basic and diluted net loss per common share	$(0.01)	$(0.03)		$(0.05)	$(0.07)

Basic and diluted weighted average common shares outstanding	162,734	157,024		161,596	156,875

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED DETAIL OF REVENUE FROM PRODUCT SALES

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product sales:
XYOSTED®	$4,623	$—	$5,326	$—
OTREXUP®	4,361	3,755	8,429	7,726
Partnered product sales	11,636	7,340	25,165	14,318

Total product sales	$20,620	$11,095	$38,920	$22,044

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ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$40,171	$27,892
Accounts receivable	24,629	18,976
Inventories	15,235	11,350
Contract assets	6,285	10,442
Equipment, molds, furniture and fixtures, net	14,994	14,895
Goodwill, intangibles and right-of-use assets, net	4,598	1,926
Other assets	3,300	2,796

Total Assets	$109,212	$88,277

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$24,270	$23,132
Other current liabilities	1,508	4,061
Long-term liabilities	41,882	22,083
Stockholders’ equity	41,552	39,001

Total Liabilities and Stockholders’ Equity	$109,212	$88,277

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